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                                                                     Exhibit 8.1



                                  July 15, 2002

NMHG Holding Company
650 N.E. Holladay Street
Suite 1600
Portland, Oregon 97232

          Re:  REGISTRATION STATEMENT ON FORM S-4
               ----------------------------------

Ladies and Gentlemen:

     We have acted as special tax counsel to NMHG Holding Company (the "Company") in connection with the issuance of $250 million aggregate principal amount of the Company's 10% Senior Notes, due 2009. We have participated in the preparation of the Registration Statement on Form S-4 (No. 333-89248) (the "Registration Statement") relating to the Company's offer to exchange all such outstanding notes for notes with substantially identical terms that are registered under the Securities Act of 1933 (the "Notes").

     In connection with our opinion, we have reviewed and are relying upon the Registration Statement, including the exhibits thereto, the representations contained in a letter dated today addressed to us from the Company, and such other documents, records and instruments as we have deemed necessary or appropriate for purposes of this opinion.

     This opinion is based upon current provisions of the Internal Revenue Code of 1986, as amended, current Treasury regulations issued thereunder, current published administrative rulings and procedures of the Internal Revenue Service, and judicial decisions published to date, all of which are subject to change or differing interpretation, possibly with retroactive effect.

     Based upon and subject to the foregoing, it is our opinion that the material federal income tax consequences to non-U.S. holders of the Notes will be as described under the heading "U.S. Federal Income Tax Consequences to Non-U.S. Holders" in the Registration Statement, and that the material federal income tax consequences of the exchange offer to holders of the Notes will be as described under the Registration Statement heading, "U.S. Federal Income Tax Consequences of the Exchange." You have not requested, and we do not express, an opinion concerning any other tax consequences of the issuance of the Notes.

     We consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

                                               Very truly yours,

                                               /s/ Jones, Day, Reavis & Pogue




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                       [NMHG Holding Company Letterhead]

                                 July 15, 2002

Jones, Day, Reavis & Pogue
901 Lakeside Avenue
Cleveland, Ohio 44114-1190

Ladies and Gentlemen:

     In connection with the opinion to be delivered by you and filed as an exhibit to the Registration Statement on Form S-4 (the "Registration Statement") relating to the 10% Senior Notes, due 2009 (the "Notes"), issued by NMHG Holding Company (the "Company"), the Company represents as follows:

     1. The Company will treat the Notes as debt of the Company for financial reporting purposes.

     2. The Notes will be treated as debt of the Company by national debt rating agencies.

     3. The Notes will rank senior in right of payment to holders of the Company's subordinated debt and capital stock.

     4. Based upon its current and historical financial performance and projected future performance, the Company reasonably expects and intends to satisfy its obligations under the Notes.

     The Company acknowledges that the opinion to be delivered in connection with the Notes will rely upon the accuracy and completeness of the representations set forth herein and the statements contained in the Registration Statement and the Prospectus related thereto, and that the opinion may not be relied upon if any such representations or statements are not true, correct and complete in all material respects.


                                       Very truly yours,


                                       NMHG HOLDING COMPANY




                                       By: /s/ Jeffrey C. Mattern
                                           ----------------------
                                           Jeffrey C. Mattern
                                           Treasurer